Exhibit 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is made as of December 15, 2005, by and among Spansion Inc., a Delaware corporation (the “Corporation”), Spansion LLC, a Delaware limited liability company (the “LLC”), Advanced Micro Devices, Inc., a Delaware corporation (“AMD”), AMD Investments, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of AMD (“AMD Investments”), Fujitsu Limited, a corporation organized under the laws of Japan (“Fujitsu” and together with AMD, the “Parents”) and Spansion Technology Inc. (formerly Fujitsu Microelectronics Holding, Inc.), a Delaware corporation and wholly-owned subsidiary of the Corporation (“STI”).

RECITALS

WHEREAS, AMD will, immediately prior to the closing of the initial public offering of Class A Common Stock of the Corporation (the “IPO”), contribute to AMD (U.S.) Holdings, Inc. the right to receive $60,000,000 (the “AMD Contributed Assets”) of the principal amount owing to it under that certain Promissory Note between AMD and the LLC dated June 30, 2003;

WHEREAS, AMD (U.S.) Holdings, Inc. will, immediately prior to the closing of the IPO, contribute the AMD Contributed Assets to AMD Investments;

WHEREAS, in connection with the IPO, AMD Investments desires to contribute the AMD Contributed Assets to the Corporation, and Fujitsu desires to contribute to the Corporation the right to receive $40,000,000 (the “Fujitsu Contributed Assets”) of the principal amount owing to it under that certain Loan Agreement (the “Loan Agreement”) between Fujitsu and STI dated as of December 13, 2005;

WHEREAS, in exchange for AMD Investments’ contribution of the AMD Contributed Assets, the Corporation shall issue to AMD Investments 5,000,000 shares of Class A Common Stock (which is the number of shares equal to $60,000,000 divided by the initial public offering price of the Corporation’s Class A Common Stock, rounded down to the nearest whole share); and

WHEREAS, in exchange for Fujitsu’s contribution of the Fujitsu Contributed Assets, the Corporation shall issue to Fujitsu 3,333,333 shares of Class D Common Stock (which is the number of shares equal to $40,000,000 divided by the initial public offering price of the Corporation’s Class A Common Stock, rounded down to the nearest whole share).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Exchange. Immediately prior to the closing of the IPO:

(a) AMD Investments shall contribute to the Corporation all right, title and interest in the AMD Contributed Assets;

(b) STI shall transfer to the Corporation the obligation to pay $40,000,000 of the principal amount owing to Fujitsu under the Loan Agreement.

(c) Fujitsu shall contribute to the Corporation all right, title and interest in the Fujitsu Contributed Assets;

(d) the Corporation shall issue to AMD Investments 5,000,000 shares of Class A Common Stock;

(e) the Corporation shall issue to Fujitsu 3,333,333 shares of Class D Common Stock; and

(f) the Corporation shall contribute the AMD Contributed Assets to the LLC, and the Corporation’s capital account balance in the LLC shall be increased by $60,000,000.

2. Representation and Warranties of the Corporation. The Corporation represents and warrants to each of the Parents as follows:

(a) Organization; Good Standing; Qualification. The Corporation (i) is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws, (ii) has the requisite corporate power and corporate authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and (iii) is in good standing and qualified to do business as a foreign corporation in every jurisdiction where the failure to so qualify would have a material adverse effect on its business, properties, financial condition, results of operations or prospects.

(b) Authority. The Corporation has all requisite corporate power and corporate authority to enter into this Agreement and to issue the Class A Common Stock and Class D Common Stock hereunder and to carry out and perform its obligations under the terms of this Agreement.

(c) Authorization.

(i) The execution, delivery and performance by the Corporation of this Agreement and the transactions contemplated hereby have been duly and validly authorized by the Corporation. No other corporate act or proceeding on the part of the Corporation, its board of directors, or its stockholders is necessary to authorize the execution, delivery or performance by the Corporation of this Agreement. This Agreement constitutes a valid and binding obligation of the Corporation, enforceable against it in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii) Except as provided in the Certificate of Incorporation and the Stockholders Agreement to be dated as of December 21, 2005 by and among AMD, Fujitsu, AMD Investments and the Corporation (the “Stockholders Agreement”), the Common Stock when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances or preemptive or other similar rights of the stockholders of the Corporation or others; provided, however, that the Common Stock may be subject to restrictions on transfer under state and/or federal securities laws, as set forth herein or otherwise required by such laws at the time a transfer is proposed.

(d) Consents. No consent, approval or authorization of, or designation or filing with, any governmental authority or other third party on the part of the Corporation is required in connection with the valid execution and delivery of this Agreement.

(e) Capitalization. The authorized capital stock of the Corporation consists of (i) 714,999,998 shares of Class A common stock, par value of $0.001 per share, (ii) one share of Class B common stock, par value of $0.001 per share, (iii) one share of Class C common stock, par value of $0.001 per share, (iv) 35,000,000 shares of Class D common stock, par value of $0.001 per share, and (v) 50,000,000 shares of preferred stock, par value $0.001 per share.

3. Representations and Warranties of AMD and AMD Investments. AMD Investments and AMD represent and warrant to Fujitsu and the Corporation as follows:

(a) Organization; Good Standing; Qualification. AMD Investments (i) is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws, (ii) has the requisite corporate power and corporate authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and (iii) is in good standing and qualified to do business as a foreign corporation in every jurisdiction where the failure to so qualify would have a material adverse effect on its business, properties, financial condition, results of operations or prospects.

(b) Authority. AMD Investments has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement.

(c) Authorization. The execution, delivery and performance by AMD Investments of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized by AMD Investments. No other corporate act or proceeding on the part of AMD Investments, its board of directors, or its stockholders is necessary to authorize the execution, delivery or performance by AMD Investments of this Agreement. This Agreement constitutes a valid and binding obligation of AMD Investments enforceable in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of AMD Investments is required in connection with the valid execution and delivery of this Agreement.

4. Representations and Warranties of the Parents. Each of the Parents represents and warrants to the Corporation as follows:

(a) Organization; Good Standing; Qualification. The Parent (i) is a corporation duly organized and validly existing under, and by virtue of, the laws of its jurisdiction of incorporation and is in good standing under such laws, (ii) has the requisite corporate power and corporate authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and (iii) is in good standing and qualified to do business as a foreign corporation in every jurisdiction where the failure to so qualify would have a material adverse effect on its business, properties, financial condition, results of operations or prospects.

(b) Authority. The Parent has all requisite corporate power and corporate authority to enter into and perform such Parent’s obligations under this Agreement.

(c) Authorization. The execution, delivery and performance by the Parent of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized by such Parent. No other corporate act or proceeding on the part of the Parent, its board of directors, or its stockholders is necessary to authorize the execution, delivery or performance by such Parent of this Agreement. This Agreement constitutes a valid and binding obligation of the Parent enforceable in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of the Parent is required in connection with the valid execution and delivery of this Agreement.

5. Absence of Registration. Except as set forth in the Stockholders Agreement, the Corporation is under no obligation to register the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities act or to take any other action necessary to comply with an available exemption or regulation under any such acts (including Rule 144 under the Securities Act) in order to permit AMD Investments or Fujitsu to sell, transfer or otherwise dispose of the Common Stock. Accordingly, AMD Investments and Fujitsu recognize that the Common Stock will not be freely transferable and understand and acknowledge that each must continue to bear the economic risk of an investment in the Common Stock for an indefinite period.

6. Legends. The certificates evidencing the Common Stock shall be stamped or otherwise imprinted with a legend substantially in the following form (unless no longer required in the opinion of counsel for the Corporation):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR IN ANY WAY DISPOSED OF EXCEPT

PURSUANT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 21, 2005, AND ANY AMENDMENTS THERETO, AMONG ADVANCED MICRO DEVICES, INC., AMD INVESTMENTS, INC., FUJITSU LIMITED AND SPANSION INC., A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION. THE HOLDER IS SUBJECT TO THE OBLIGATIONS THEREIN SET FORTH AND ANY SUCH DISPOSITION IN VIOLATION OF SAID STOCKHOLDERS AGREEMENT SHALL BE NULL AND VOID.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED, GRANTED AN OPTION WITH RESPECT TO OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

7. Indemnification.

(a) The Corporation shall indemnify, defend and hold each Parent harmless from and against, and shall promptly pay to or reimburse each such indemnified party for, any and all losses, claims, damages, liabilities or expenses (including fees and expenses of counsel) arising out of or relating to an inaccuracy or breach of any representation or warranty of the Corporation contained in this Agreement.

(b) Each Parent shall indemnify, defend and hold the Corporation and each other Parent harmless from and against, and shall promptly pay to or reimburse each such indemnified party for, any and all losses, claims, damages, liabilities or expenses (including fees and expenses of counsel) arising out of or relating to an inaccuracy or breach of any representation or warranty of such Parent or its wholly-owned subsidiary contained in this Agreement.

8. Consent of the Corporation and Fujitsu The Corporation and Fujitsu each acknowledge and consent to the contribution of the AMD Contributed Assets from AMD to AMD (U.S.) Holdings, Inc., from AMD (U.S.) Holdings, Inc. to AMD Investments and from AMD Investments to the Corporation.

9. Miscellaneous.

(a) Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

(b) Amendment. This Agreement may not be amended without the written consent of the parties hereto.

(c) Entire Agreement and Modification. This Agreement constitutes and contains the entire agreement of the parties with regard to the subject matter hereof, and supersede any and all prior negotiations, correspondence, understandings, and agreements between the parties respecting the subject matter hereof.

(d) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its rules on conflicts of laws.

(e) Enforcement. If any portion of this Agreement shall be determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be valid and enforceable to the maximum extent possible.

(f) Transfer Costs. The Corporation shall pay any transfer taxes, recording and filing fees, and other charges with respect to the contribution of the AMD Contributed Assets and the Fujitsu Contributed Assets.

(g) Headings. The headings appearing in this Agreement have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.

(h) Notices. All notices, deliveries, payments, and communications contemplated hereunder shall be in writing and shall be deemed to be given upon personal delivery or five (5) days after deposit in the United States mail, registered or certified, postage prepaid, and address to the other party as follows:

To AMD:

Advanced Micro Devices, Inc.

One AMD Place

Sunnyvale, California 94086

Attn: General Counsel

To AMD Investments:

AMD Investments, Inc.

One AMD Place

Sunnyvale, California 94086

Attn: General Counsel

To Fujitsu:

Fujitsu Limited

Shiodome City Center

1-5-2 Higashi-Shimbashi, Minato-Ku,

Tokyo 105-7123

JAPAN

Attn: Executive Vice President, Business and Promotion Group

Fascimile: +81-42-532-2550

To the Corporation, STI or the LLC:

Spansion Inc.

913 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

Attn: General Counsel

(i) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatories to each counterpart were a single instrument.

IN WITNESS WHEREOF, the parties have duly executed this Exchange Agreement as of the date first written above.

SPANSION INC.

By:	/s/ Bertrand F. Cambou
Its:	President and Chief Executive Officer

SPANSION LLC

By:	/s/ Bertrand F. Cambou
Its:	President and Chief Executive Officer

ADVANCED MICRO DEVICES, INC.

By:	/s/ Hollis M. O’Brien
Its:	Corporate Vice President and Secretary

AMD INVESTMENTS, INC.

By:	/s/ Hollis M. O’Brien
Its:	VP & Secretary

FUJITSU LIMITED

By:	/s/ Hiroaki Hurokawa
Its:	President

SPANSION TECHNOLOGY INC.

By:	/s/ Bertrand F. Cambou
Its:	President and Chief Executive Officer